Exhibit (h)(138)
Form of
December 7, 2011
Mr. Bruce Koepfgen
Janus Services LLC
151 Detroit Street
Denver, Colorado 80206
Dear Mr. Koepfgen:
Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as may be further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect the name changes of INTECH Risk-Managed Core Fund to INTECH U.S. Core Fund, INTECH Risk-Managed Growth Fund to INTECH U.S. Growth Fund, INTECH Risk-Managed International Fund to INTECH International Fund, and INTECH Risk-Managed Value Fund to INTECH U.S. Value Fund effective as of December 7, 2011. Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.
Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.
JANUS INVESTMENT FUND

By:

Stephanie Grauerholz-Lofton
Vice President, Chief Legal Counsel and Secretary

JANUS SERVICES LLC

By:

Bruce Koepfgen
Executive Vice President and Chief Financial Officer

Revised effective as of December 7, 2011
APPENDIX A
INTECH International Fund
INTECH U.S. Core Fund
INTECH U.S. Growth Fund
INTECH U.S. Value Fund
Janus Asia Equity Fund
Janus Balanced Fund
Janus Conservative Allocation Fund
Janus Contrarian Fund
Janus Emerging Markets Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Forty Fund
Janus Fund
Janus Global Bond Fund
Janus Global Life Sciences Fund
Janus Global Market Neutral Fund
Janus Global Real Estate Fund
Janus Global Research Fund
Janus Global Select Fund
Janus Global Technology Fund
Janus Government Money Market Fund
Janus Growth Allocation Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus Moderate Allocation Fund
Janus Money Market Fund
Janus Overseas Fund
Janus Protected Series – Growth
Janus Real Return Allocation Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Triton Fund
Janus Twenty Fund
Janus Venture Fund
Janus World Allocation Fund
Janus Worldwide Fund
Perkins Global Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Small Cap Value Fund
Perkins Value Plus Income Fund